Exhibit 10.14

MIDAS EXECUTIVE RETIREMENT PLAN

DEFINED BENEFIT RETIREMENT COMPONENT

(As Amended and Restated

Effective November 11, 2008)

MIDAS EXECUTIVE RETIREMENT PLAN

DEFINED BENEFIT RETIREMENT COMPONENT

ii

MIDAS EXECUTIVE RETIREMENT PLAN

DEFINED BENEFIT RETIREMENT COMPONENT

ARTICLE I

Introduction

Section 1.1 Name. Effective December 31, 1997, Midas International Corporation adopted the Midas Executive Retirement Plan (the “Plan”), which was most recently amended and restated effective as of February 2, 1999. Midas, Inc. (the “Company”) hereby continues the defined benefit retirement component of the Plan, effective November 11, 2008, amended and restated as set forth herein. The Company also continues the account balance component of the Plan, effective November 11, 2008, amended and restated as set forth in a separate document.

Section 1.2 Purpose and Intent. The portion of the Plan maintained for the purpose of providing benefits to Participants in excess of the limitations on contributions and benefits imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”) is intended to be an “excess benefit plan” as defined in section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The remainder of the Plan is intended to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

Section 1.3 Administration of the Plan. The Committee shall administer the Plan. The Committee’s duties and authority under the Plan shall include (i) the interpretation, in its sole and absolute discretion, of the provisions of the Plan, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) the making of such determinations as may be permitted or required pursuant to the Plan, and (iv) the taking of such other action as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon the Company and each other Employer and each Participant, former Participant, Beneficiary, and each person claiming under or through any Participant or Beneficiary, and no additional authorization or ratification by the Board of Directors shall be required. Any action by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. Committee members may be Participants, but no member of the Committee may participate in any decision directly affecting the computation of his or her benefits or rights under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.

ARTICLE II

Definitions

Section 2.1 “409A Change of Control” means a Change of Control transaction that also constitutes a “change in ownership or effective control of the corporation, or the ownership of a substantial portion of the assets of the corporation” for purposes of Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder.

Section 2.2 “Actuarial Equivalent” means an amount equal in value to the benefit replaced as determined (i) in accordance with the terms of the Pension Plan with respect to the determination of any form of benefit other than a single sum, or (ii) with respect to a single sum distribution, by: (A) using an assumed annual discount rate equal to the weekly average, as of the last full week of the fourth calendar month prior to the month containing the date the single sum will be paid, of the Bond Buyer’s Average of 20 Municipal Bonds, rounded to the nearest  1/4%, as published weekly by the Federal Reserve Bank of St. Louis and (B) assuming the payee lives for the duration of his life expectancy where such life expectancy is calculated according to the UP84 Mortality Table.

Section 2.3 “Beneficiary” means each person designated, on such form and in accordance with such procedures as the Committee may designate from time to time, by the Participant as beneficiary with respect to continued payment, if any, under an annuity elected by the Participant pursuant to Section 5.2 and the Death Benefit payable hereunder. If a Participant fails to properly designate any Beneficiary or if all such designated persons predecease the Participant, then Beneficiary means the Participant’s estate.

Section 2.4 “Board of Directors” means the board of directors of the Company.

Section 2.5 “Change of Control” means

(a) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (c) in this definition of Change of Control;

(b) the individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board; or

(c) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66- 2/3% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or the consummation of a plan of complete liquidation or dissolution of the Company.

Section 2.6 “Code” means the Internal Revenue Code of 1986, as amended.

Section 2.7 “Committee” means the persons who have been designated, from time to time, by the Chief Financial Officer of the Company as members of the Committee to administer the Plan in accordance with Section 1.3 and other provisions of the Plan.

Section 2.8 “Company” means Midas, Inc. or any successor entity that by operation of law or any successor entity which affirmatively adopts the Plan and obligations of either with respect to the Plan.

Section 2.9 “Compensation” means, for a Plan Year, the Participant’s “compensation” as defined in the Pension Plan for the Plan Year, disregarding (i) any limit on compensation under the Pension Plan for the Plan Year due to the application of Section 401(a)(17) of the Code and (ii) any provision under the Pension Plan having the effect of excluding employee deferrals made pursuant to Section 4.1(a) of the Account balance component of the Plan from compensation under that plan, and including any Incentive Payment, but only to the extent the Incentive Payment was earned for services rendered during the Plan Year and not including any Incentive Payment paid during the Plan Year for services rendered during a prior Plan Year.

Section 2.10 “Death Benefit” means the a monthly benefit payable to a Beneficiary and determined in accordance with Article IV.

Section 2.11 “Effective Date” means November 11, 2008.

Section 2.12 “Employer” means the Company, Midas International Corporation, Speedee Worldwide Corporation and any other subsidiary of the Company that, with the consent of the Company, participates in the Plan.

Section 2.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.14 “Incentive Payment” means the amount of award payable to a Participant under the Midas International Corporation Executive Incentive Compensation Plan or any successor plan thereto.

Section 2.15 “Maximum Annual Benefit Limitation” means the limitation imposed by Section 415 of the Code on benefits payable from a defined benefit pension plan qualified under Section 401(a) of the Code.

Section 2.16 “Participant” means any eligible employee of an Employer who is participating under the Plan pursuant to Article III.

Section 2.17 “Pension Plan” means the Midas Retirement Income Plan, as amended from time to time or any successor plan thereto.

Section 2.18 “Plan” means this Midas Executive Retirement Plan, as may be amended from time to time.

Section 2.19 “Plan Year” means the calendar year.

Section 2.20 “Retirement Benefit” means the pension benefit payable to a Participant and determined in accordance with Article IV.

Section 2.21 “Specified Employee” means, with respect to the Plan, a “specified employee” as such term is defined in Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder.

Section 2.22 “Termination of Employment” means when a person experiences a “separation from service” from the Employer and each other person treated as a single employer with the Employer under Section 414(b) or 414(c) of the Code as defined under Section 409A(a)(2)(A)(i) of the Code and the regulations promulgated thereunder.

ARTICLE III

Plan Participation

Section 3.1 Eligibility. Each employee of the Employer is eligible to participate in the Plan if the employee is a Vice President, Senior Vice President, Executive Vice President or President of the Employer, or one of such other employees of the Employer who, in the sole determination of the Chief Executive Officer of the Company, is eligible to participate in the Plan.

Section 3.2 Participation. Each Participant in the Plan on the day before the Effective Date shall be a Participant hereunder. Any other employee first eligible hereunder on or after the Effective Date shall become a Participant effective as of the day such employee is first eligible. After becoming a Participant, a person shall remain an active Participant thereafter until such individual ceases to be an eligible employee, or as otherwise determined by the Chief Executive Officer of the Company. Thereafter, such person shall remain an inactive Participant until his or her entire Retirement Benefit or Death Benefit under the Plan has been distributed in full.

ARTICLE IV

Amount of Retirement and Death Benefits

Section 4.1 Amount of Retirement Benefit. Effective on and after January 1, 1998, if a Participant earns Compensation in any Plan Year commencing in 1997 or later that is in excess of the limitation under Section 401(a)(17) of the Code for the Plan Year, then a Retirement Benefit will be payable under this Plan, at the time and in the form provided in Article V, to such Participant in a single life annuity under which the monthly payment is equal to the amount by which (a) exceeds (b):

(a) The monthly payment under the single life annuity to which the Participant would have been entitled to receive under the Pension Plan if there were no Maximum Annual Benefit Limitation and if Compensation (as defined under this Plan) was used to determine such monthly payment (rather than “compensation” as defined under the Pension Plan).

(b) The Actuarial Equivalent expressed in the form of a single life annuity payable monthly to the Participant of (1) plus (2), where (1) is the amount of the monthly single life annuity to which the Participant would be entitled to receive under the Pension Plan if benefits under were payable in the form of a monthly single life annuity and commenced on the same date as the Retirement Benefit under this Plan; and (2) is the Participant’s accrued benefit, if any, under the predecessor to this Plan as of December 31, 1997 payable in the form of a single life annuity commencing on the date that would have been the Participant’s payment date had he or she terminated employment on December 31, 1997 and been deemed to be fully vested, which predecessor plan benefit was paid as soon as administratively possible on or after January 2, 1998.

Section 4.2 Amount of Death Benefit. Effective on and after January 1, 1998, if a Participant earns Compensation in any Plan Year commencing in 1998 or later that is in excess of the limitation under Section 401(a)(17) of the Code for the Plan Year, then a Death Benefit will be payable under this Plan, only as provided in Article V, to a Beneficiary of such Participant, only if the Participant dies prior to his or her payment date described in Section 5.3, in a single life annuity under which the monthly payment is equal to the amount by which (a) exceeds (b):

(a) The monthly death benefit payment under the single life annuity to which the Beneficiary of a deceased Participant would have been entitled to receive under the Pension Plan if there were no Maximum Annual Benefit Limitation and if Compensation (as defined under this Plan) was used to determine such monthly payment (rather than “compensation” as defined under the Pension Plan).

(b) The Actuarial Equivalent expressed in the form of a single life annuity payable monthly to the Participant of (1) plus (2), where (1) is the amount of the monthly single life annuity to which the Beneficiary of the deceased Participant would be entitled to receive under the Pension Plan if benefits under were payable in the form of a monthly single life annuity and commenced on the same date as the Death Benefit under this Plan; and (2) is the Participant’s accrued benefit, if any, under the predecessor to this Plan as of December 31, 1997 payable in the form of a single life annuity commencing on the date that would have been the Participant’s payment date had he or she terminated employment on December 31, 1997 and been deemed to be fully vested, which predecessor plan benefit was paid as soon as administratively possible on or after January 2, 1998.

Section 4.3 Pre-1998 Benefits. Any Retirement Benefit accrued by a Participant prior to 1998, shall be determined and paid out solely under the terms of the predecessor to this Plan as it existed prior to 1998.

Section 4.4 Vesting. A Participant shall be vested in and have a nonforfeitable right to the Retirement Benefit and Death Benefit at any time to the same extent the Participant is then vested in and has a nonforfeitable right to benefits under the Pension Plan.

ARTICLE V

Distribution of Benefits

Section 5.1 Termination of Employment . If a Participant incurs a Termination of Employment, the Retirement Benefit shall be distributable to the Participant at the time and in the form elected by the Participant in accordance with his or her elections made pursuant to this Article V.

Section 5.2 Form of Distribution of Retirement Benefit. A Participant’s Retirement Benefit shall be paid in the form of a single life annuity determined in accordance with Section 4.1 unless, in accordance with this Section 5.2, the Participant elects to receive benefits in the form of an alternate annuity that is the Actuarial Equivalent of such single life annuity. Prior to the time the first payment of such single life annuity is payable in accordance with Section 5.3, a Participant may elect, on such form or forms and in accordance with and to the extent permitted by such procedures as the Committee may establish from time to time, to receive his or her Retirement Benefit in the form of any joint and survivor annuity, term certain annuity or social security level income annuity that is available under the Pension Plan, provided that such alternate annuity shall be the Actuarial Equivalent of the Retirement Benefit paid in the form of a single life annuity under this Plan and further provided that any such alternate annuity shall be available as a form of distribution under the Plan only if such alternate annuity is the actuarial equivalent of the single life annuity pursuant to Treas. Reg. §1.409A-2(b)(2)(ii), or the then successor regulation thereto. A Participant’s election of an alternate annuity shall be irrevocable on and after the date the first payment of such annuity is payable under Section 5.3.

Section 5.3 Time of Distribution of Retirement Benefit. A Participant’s Retirement Benefit shall commence in the form provided under Section 5.2 on the first day of the first calendar month following the Participant’s Termination of Employment (such date the Retirement Benefit commences referred to hereunder as the “payment date”).

Section 5.4 Payment in the Event of Death. In the event of the Participant’s death after commencement of the Retirement Benefit under Section 5.3, the Beneficiary of the deceased Participant shall be entitled to continued payments, if any, if payable in accordance with the form of annuity elected by the Participant under Section 5.2. In the event of the Participant’s death prior to commencement of the Retirement Benefit under Section 5.3, the Beneficiary of the deceased Participant shall be entitled to a single life annuity determined in accordance with Section 4.2 commencing on the first day of the first calendar month following the Participant’s death.

Section 5.5 Special Payment Rules.

(a) Specified Employees. Notwithstanding anything herein to the contrary, in the event a Specified Employee is entitled to a Retirement Benefit under the Plan due to his or her Termination of Employment (other than due to death), any amount that otherwise would have been paid hereunder to such Participant at any time during the first six months following such Termination of Employment shall instead be accumulated (without adjustment for later payment) and paid to the Participant or the Participant’s beneficiary on, or as soon as administratively feasible after, the earlier of (i) the first day of the seventh month following the date of the Participant’s Termination of Employment or (ii) the date of the Participant’s death.

(b) Transition Elections. Notwithstanding anything herein to the contrary, to the extent permitted by the Committee and, if permitted, on such form or forms and in accordance with such procedures as the Committee may establish from time to time, a Participant may elect to change the payment date and form of distribution with respect to his or her Retirement Benefit. An election made pursuant to this subsection (b) shall be effective only with respect to amounts payable after the calendar year in which the new election is made and may not cause an amount to be paid during the calendar year in which the new election is made that otherwise would not have been payable during such calendar year. No election shall be permitted under this subsection after December 31, 2008 (or such earlier date as specified by the Committee).

Section 5.6 Payment of Retirement Benefit After 409A Change of Control. Notwithstanding anything herein to the contrary, in the event of a Participant’s Termination of Employment within the two (2) year period following a 409A Change of Control, the Participant, in lieu of any Retirement Benefit or Death Benefit hereunder, shall be paid immediately in the form of a single lump sum equal to the amount by which the Actuarial Equivalent of (a) exceeds (b):

(a) The amount determined in Section 4.1(a) based on the assumption that:

(A)	the Participant had a nonforfeitable right to a benefit from the Pension Plan,

(B)	the Participant’s early retirement benefit under the Pension Plan, if applicable, is determined as if the Participant had incurred a Termination of Employment on the second anniversary of the 409A Change of Control, but based on the Participant’s age as of the payment date, and

(C)	benefits payable from the Pension Plan commence at the earliest date permitted under the Pension Plan.

(b) The amount determined in Section 4.1(b) based upon the same assumptions specified in Section 5.6(a) except Section 5.6(a)(A).

ARTICLE VI

Amendment or Termination

Section 6.1 Amendment. Prior to a Change of Control, the Company reserves the right to amend this Plan from time to time by action of the Board of Directors (or any person or persons authorized by resolution of the Board of Directors), but without the written consent of each Participant and Beneficiary of a deceased Participant, no such action may reduce or relieve the Employer of any obligation with respect to any Retirement Benefit or Death Benefit under this Plan with respect to such Participant (or Beneficiary) as of the date of such amendment, except to the extent such amendment is required by written opinion of counsel to the Company to avoid recognition of income by a Participant or Beneficiary subject to federal income taxation.

Section 6.2 Plan Termination. The Company may, in its discretion, terminate the Plan at any time, however, no such termination shall, without the written consent of the Participant (or Beneficiary) with nonforfeitable accrued benefits hereunder, alter a Participant’s (or Beneficiary’s) right to such nonforfeitable accrued benefits.

ARTICLE VII

Miscellaneous Provisions

Section 7.1 Expenses. The expenses of administering this Plan shall be borne by the Employer.

Section 7.2 Indemnification and Exculpation. The members of the Committee, its agents and officers, directors and employees of the Employer shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

Section 7.3 Funding. While all benefits payable under this Plan constitute general corporate obligations, the Company may establish a separate irrevocable grantor trust for the benefit of all Participants, which trust shall be subject to the claims of the general creditors of the Employer in the event of such corporation’s insolvency, to be used as a reserve for the discharge of the Employer’s obligations under this Plan to such Participants. Any payments made to a Participant under the separate trust for his benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Employer. The amounts payable under this Plan shall be reflected on the accounting records of the Company (or the Employer) but shall not be construed to create or require the creation of a trust, custodial, or escrow account. No Participant (or Beneficiary of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company or any other Employer may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company, the Board of Directors or any other Employer and a Participant, Beneficiary or any other person. Neither a Participant nor Beneficiary shall acquire any interest greater than that of an unsecured, general creditor.

Section 7.4 Corporate Action. Any action required of or permitted by the Company under this Plan shall be by resolution of its Board of Directors, or any person or persons authorized by resolution of the Board of Directors.

Section 7.5 Interests not Transferable. The interests of the Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered by them.

Section 7.6 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company or any other Employer. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

Section 7.7 Legal Fees and Expenses. After a Change of Control, the Employer shall pay all reasonable legal fees and expenses which the Participant or a Beneficiary may incur as a result of the Employer’s contesting the validity, enforceability or the Participant’s interpretation of, or determinations made under, this Plan.

Section 7.8 Deduction of Taxes from Amounts Payable.

(a) Distribution. The Employer shall deduct from the amount to be distributed such amount as the Employer, in its sole discretion, deems proper to protect the Employer against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Employer may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant’s estate, as the case may be.

(b) Withholding. The Employer may withhold whatever taxes (including FICA, state or federal taxes) it, in its sole discretion, deems proper to protect the Employer against liability for the payment of such withholding taxes and out of the money so deducted, the Employer may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant or from any payments due to the Participant hereunder.

Section 7.9 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Committee in such matters shall be final, binding, and conclusive upon the Employer and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Employer and the Committee shall not be under any duty to see to the proper application of such payments.

Section 7.10 Merger. This Plan shall be binding and enforceable with respect to the obligation of the Employer against any successor to the Employer by operation of law or by express assumption of the Plan, and such successor shall be substituted hereunder for the Employer.

Section 7.11 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

Section 7.12 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

Section 7.13 Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

Section 7.14 Claims Procedures. A claim for benefits under the Plan shall be handled as follows:

(a) Filing a Claim. Each individual who claims to be eligible for benefits under this Plan (a “Claimant”) may submit a written claim for benefits (a “Claim”) to the Committee or its designee where the individual believes a benefit has not been provided under the Plan to such individual to which such individual is eligible. To be considered by the Committee, a Claim must be set forth in writing and must be submitted to the Committee or its designee no later than six (6) months after the date on which the Claimant or other individual claims to have been first entitled to such claimed benefit.

(b) Review of Claim. The Committee or its designee shall evaluate each properly filed Claim and notify the Claimant of the approval or denial of the Claim within 90 days after the Committee or its designee receives the Claim, unless special circumstances require an extension of time for processing the Claim. If an extension of time for processing the Claim is required, the Committee or its designee shall provide the Claimant with written notice of the extension before the expiration of the initial 90-day period, specifying the circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the Committee or its designee received the claim).

(c) Notice of Claim Denial. If a Claim is denied in whole or in part, the Committee or its designee shall provide the Claimant with a written notice setting forth (i) the specific reasons for the denial, (ii) references to pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information needed and an explanation of why such material or information is necessary, and (iv) the Claimant’s right to seek review of the denial pursuant to subsection (d) below.

(d) Review of Claim Denial. If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Committee or its designee review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the claimant files a written request for review with the Committee or its designee within 60 days after the date on which the claimant received written notice from the Committee or its designee of the denial. Within 60 days after the Committee or its designee receives a properly filed request for review, the Committee or its designee shall conduct such review and advise the Claimant in writing of its decision on review, unless special circumstances require an extension of time for conducting the review. If an extension of time for conducting the review is required, the Committee or its designee shall provide the Claimant with written notice of the extension before the expiration of the initial 60-day period, specifying the circumstances requiring an extension and the date by which such review shall be completed (which date shall not be later than 120 days after the date on which the Committee or its designee received the request for review). The Committee or its designee shall inform the Claimant of its decision on review in a written notice, setting forth the specific reason(s) for the decision and reference to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

(e) No Claimant or other individual may file any claim for benefits or request a review of a denial of any claim unless such person follows the provisions and timeframes of this Section 7.14. A Claimant or other individual shall not be entitled to bring any action in any court unless such person has exhausted such person’s rights under this Section 7.14 by timely submitting a Claim and requesting a review of a decision with respect to such Claim.

Section 7.15 Governing Law. This Plan shall be governed by the laws of the State of Delaware, to the extent not preempted by federal law.

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Adopted on the 11th day of November 2008 by the Board of Directors of the Company as to its obligations.

/s/ Benedict J. Parma
Benedict J. Parma, Vice President